UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2009

OCEANEERING INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11911 FM 529 Houston, TX	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 329-4500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On November 12, 2009, Marvin J. Migura, Senior Vice President and Chief Financial Officer, will make a presentation to investors and industry analysts at a tour, organized by Barclays Capital, of our ROV manufacturing and training facility in Morgan City, LA. Interested parties may view the slides for the presentation by using the Investor Relations link at Oceaneering’s website, www.oceaneering.com, beginning on November 11, 2009 after 5:00 p.m., Central Standard Time.

Please note that certain information contained in the presentation are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 and are subject to the “Safe Harbor” provisions of those statutes. Forward-looking statements are generally accompanied by words such as “estimate, “ “project, “ “predict,” “believe,” “expect,” “anticipate,” “plan,” “forecast,” “budget,” “goal” or other words that convey the uncertainty of future events or outcomes. Among other items, the forward-looking statements in the presentation include statements about:

•	The expectation that five floating rigs will be placed in service during the fourth quarter of 2009 and 25 to 30 floating rigs will be placed in service during 2010;

•	Floating rig fleet expansion overview, 2009-2012;

•	The expectation that the Brazil area will be a significant growth opportunity for our ROVs in the future;

•	Our expectation that our 2009 average ROV pricing and utilization to be slightly less than it was for 2008;

•	Our expectation that our 2010 average ROV revenue per day-on-hire, utilization and operating income margin percentage will be about the same for 2010 as 2009;

•	Our expectation that we will add five to seven ROV systems during the fourth quarter of 2009 and 12 to 18 new ROV systems during 2010;

•	Our plan to use our ROV manufacturing capacity in 2010 to upgrade existing systems to improve their marketability;

•	Our expectation of continuing to add ROVs for both drill support and construction services, and adding ROVs on third party vessels;

•	Our estimates that ROV operating income for 2009 will be greater than that of 2008 and that ROV operating income for 2010 will be greater than that of 2009 on an increase in days on hire;

•	Our projection that 2009 earnings per share will be $3.32 to $3.38;

•	Our earnings per share guidance of $3.25 to $3.55 for 2010; and

•	Our segment operating income guidance for 2010 compared to 2009, with ROVs and Subsea Products up, Subsea Projects and MOPS down and Inspection approximately the same.

These forward-looking statements are based on our current information and expectations that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are:

•	worldwide demand and prices for oil and gas;

•	general economic and business conditions and industry trends;

•	delays in deliveries of deepwater drilling rigs;

•	the ability of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain production levels and pricing;

•	the level of production by non-OPEC countries;

•	the ability of oil and gas companies to generate funds for capital expenditures;

•	domestic and foreign tax policy;

•	laws and governmental regulations that restrict exploration and development of oil and gas in various offshore jurisdictions;

•	rapid technological changes;

•	the political environment of oil-producing regions;

•	the price and availability of alternative fuels;

•	changes in competitive factors;

•	changes in project designs or schedules;

•	contract cancellations, change orders and other modifications; and

•	difficulties executing on projects.

Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. For additional information regarding these and other factors that could cause our actual results to differ materially from those expressed in our forward-looking statements, see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2008 and our subsequent Quarterly Reports on Form 10-Q.

Except as required by applicable law, we do not undertake any obligation to update or revise any of our forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.
(Registrant)

By:	/S/ ROBERT P. MINGOIA
Robert P. Mingoia
Vice President and Treasurer

Date: November 11, 2009